AMENDMENT NO. 1 TO RIGHTS AGREEMENT

     AMENDMENT NO. 1, dated as of December 5, 2004 (the "Amendment"), to the Rights Agreement, dated as of August 27, 1998 (the "Rights Agreement"), between SOLA International Inc., a Delaware corporation (the "Company"), and BankBoston, N.A. (as predecessor in interest to EquiServe Trust Company, N.A.), as rights agent (the "Rights Agent").

     WHEREAS, the Company pursuant to Section 27 of the Rights Agreement ("Section 27") may amend the Rights Agreement without the approval of any holders of Rights (as defined in the Rights Agreement) or holders of the Company's common stock, par value $.01 per share; and

     WHEREAS, the Company pursuant to Section 27 shall deliver a certificate from an appropriate officer of the Company which states that the proposed amendment is in compliance with the terms of Section 27, and the Rights Agent shall execute this Amendment.

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein set forth, the parties hereby agree as follows:

     1. Amendment. The Rights Agreement shall be amended by adding the following as a new Section 35:

               "Section 35. Exempt Transactions. Notwithstanding anything to the contrary herein, this Agreement shall not apply to (i) the adoption, approval, execution or delivery of the Agreement and Plan of Merger, dated as of December 5, 2004, among the Company, Carl Zeiss TopCo GmbH, a German company (the "Parent") and Sun Acquisition, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Parent ("Sun"), the Voting and Support Agreement, dated as of December 5, 2004, among Parent, Sun and those directors and executive officers of the Company listed on Appendix A thereto or any amendments to the foregoing agreements or any revised proposals as contemplated by such Agreement and Plan of Merger, (ii) the consummation of the transactions contemplated thereby or (iii) any public announcement with respect to the foregoing."

     2. Effectiveness. This Amendment shall be deemed effective as of the date first above written, as if executed on such date. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

     3. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and



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construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

     4. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     5. Descriptive Headings. Descriptive headings are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.



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     IN WITNESS WHEREOF, the parties herein have caused this Amendment to be duly executed and attested, all as of the date and year first written above.

                                 SOLA INTERNATIONAL INC.


                                 By:
                                      --------------------------------
                                      Name:
                                      Title:



                                 EQUISERVE TRUST COMPANY, N.A.


                                 By:
                                      --------------------------------
                                      Name:
                                      Title: